Exhibit 99.2

Execution Version

LIMITED GUARANTEE

THIS LIMITED GUARANTEE, dated as of October 10, 2014 (this “Limited Guarantee”), is made by Novacap TMT IV, L.P. a limited partnership organized under the laws of Quebec (the “Guarantor”), in favor of Dialogic Inc., a Delaware corporation (the “Company”), Special Value Opportunities Fund, LLC, a Delaware limited liability company (“SVOF”), Special Opportunities Expansion Fund, LLC, a Delaware limited liability company (“SOEF”), and Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership (“TOP” and, together with SVOF and SOEF, the “Tennenbaum Funds”). Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated on the date hereof (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), by and among Dialogic Group Inc., a Quebec corporation (“Parent”), Dialogic Merger Inc., a Delaware corporation (“Merger Sub”) and the Company; and (ii) that certain Agreement to Exchange, Tender and Sell (as the same may be amended, modified or restated in accordance with the terms thereof, the “Exchange Agreement”), dated as of the date hereof, by and among Parent, Sub, the Company, Dialogic Corporation, a British Columbia corporation and subsidiary of the Company, Obsidian, LLC, as agent under the Term Loan Agreement (as defined therein), and the Tennenbaum Funds. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement and the Exchange Agreement, as applicable.

1. Limited Guarantee. To induce the Company and the Tennenbaum Funds to enter into the Merger Agreement and the Exchange Agreement, as applicable, the Guarantor hereby irrevocably and unconditionally guarantees to the Company and the Tennenbaum Funds the due and punctual payment in full in cash by Parent to the Company and/or the Tennenbaum Funds of all of the payment obligations of Parent and its Affiliates under the Merger Agreement and the Exchange Agreement, in each case, when required to be paid by Parent or its Affiliates pursuant to and in accordance with the Merger Agreement and/or the Exchange Agreement (the “Guaranteed Obligations”); provided that, notwithstanding anything to the contrary set forth in this Limited Guarantee, the Merger Agreement, the Exchange Agreement, the Equity Undertaking Letter or any other agreement contemplated hereby or thereby, in no event shall the liability of the Guarantor hereunder exceed an amount equal to the Sponsor Maximum Monetary Liability (as defined in the Merger Agreement), and the Guarantor shall in no event be required to pay more in monetary damages than an amount equal to the Sponsor Maximum Monetary Liability under or in respect of this Limited Guarantee, or otherwise have any monetary liability relating to, arising out of or in connection with the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby or any other circumstance. Guarantor shall, upon the written request of the Company and/or the Tennenbaum Funds, promptly and in any event within five (5) business days (or to the extent the Merger Agreement and/or the Exchange Agreement requires Parent to pay at an earlier date, by no later than such date) pay the Company and/or the Tennenbaum Funds or their respective designees such Guaranteed Obligations in full (subject to the Sponsor Maximum Monetary Liability) in cash.

2. Terms of Limited Guarantee.

(a) This Limited Guarantee is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this

Limited Guarantee up to an amount equal to the Commitment, irrespective of whether any action is brought against Parent or any other Person, or whether Parent or any other Person is joined in any such action or actions.

(b) Except as otherwise provided herein and without amending or limiting the other provisions of this Limited Guarantee (including Section 6 hereof), the liability of the Guarantor under this Limited Guarantee shall, to the fullest extent permitted under Applicable Law, be absolute, irrevocable and unconditional irrespective of:

(i) any failure by the Company or the Tennenbaum Funds to assert any claim or demand or to enforce any right or remedy against Parent;

(ii) the value, genuineness, regularity, illegality or enforceability of the Merger Agreement or the Exchange Agreement or any other agreement or instrument referred to therein, including this Limited Guarantee (other than in the case of (A) defenses to the payment of the Guaranteed Obligations that are available to Parent under the Merger Agreement or the Exchange Agreement, as applicable, or (B) any attempt by the Company, the Tennenbaum Funds or any Person acting on its behalf to seek to impose liability upon the Guarantor in violation of the provisions set forth in Section 4 below);

(iii) any release or discharge of any obligation of Parent contained in the Merger Agreement or the Exchange Agreement to the extent resulting from any change in the corporate existence, structure or ownership of Parent, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or any of its assets;

(iv) any duly-executed and delivered amendment or modification of the Merger Agreement or the Exchange Agreement, or change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, liability incurred directly or indirectly in respect thereof, or any duly-executed amendment or waiver of or any consent to any departure from the terms of the Merger Agreement or the Exchange Agreement or the documents entered into in connection therewith;

(v) the existence of any claim, set-off or other right or defense that the Guarantor may have at any time against Parent, the Company, or the Tennenbaum Funds, whether in connection with any Guaranteed Obligation or otherwise (other than defenses to the payment of the Guaranteed Obligations that are available to Parent under the Merger Agreement or Exchange Agreement, as applicable, excluding defenses arising as a result of the bankruptcy, insolvency, dissolution, receivership, reorganization or lack of corporate or other power of Parent);

(vi) the adequacy of any other means the Company and/or the Tennenbaum Funds may have of obtaining repayment of any of the Guaranteed Obligations;

(vii) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement or the Exchange Agreement;

(viii) any change in the Applicable Law of any jurisdiction; or

(ix) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than payment of the Guaranteed Obligations); provided that, notwithstanding any other provision of this Limited Guarantee to the contrary, the Company hereby agrees that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guarantee, any claim, set-off, deduction, defense or release that Parent could assert against the Company, the Tennenbaum Funds or any other Person under the terms of, or with respect to, the Merger Agreement or the Exchange Agreement that would relieve Parent of its obligations under the Merger Agreement or Exchange Agreement, excluding defenses arising as a result of the bankruptcy, insolvency, dissolution, receivership, reorganization or lack of corporate or other power of Parent.

(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company and/or the Tennenbaum Funds upon this Limited Guarantee or acceptance of this Limited Guarantee. Without expanding the obligations of the Guarantor hereunder, the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all dealings between Parent or the Guarantor, on the one hand, and the Company and/or the Tennenbaum Funds, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guarantee. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement, the Exchange Agreement, and the transactions contemplated thereby, and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. When pursuing its rights and remedies hereunder against the Guarantor, the Company and/or the Tennenbaum Funds shall be under no obligation to pursue such rights and remedies it may have against Parent or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Company and/or the Tennenbaum Funds to pursue such other rights or remedies or to collect any payments from Parent or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Company and/or the Tennenbaum Funds of Parent or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Company and/or the Tennenbaum Funds.

(d) Neither the Company nor the Tennenbaum Funds shall be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company and/or the Tennenbaum Funds to so file any claim shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company and/or the Tennenbaum Funds in respect of any Guaranteed Obligation hereunder is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made in accordance with the terms of this Limited Guarantee.

3. Waiver of Acceptance, Presentment, etc. Subject to Sections 2(b)(v) and 2(b)(ix), the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Company and/or the Tennenbaum Funds. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of any Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (other than notices to be provided in accordance with Section 12 hereof), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than breach by the Company of this Limited Guarantee).

4. Sole Remedy. Each of the Company and the Tennenbaum Funds acknowledge and agree that, as of the date hereof, Parent has no assets, other than its right under the Merger Agreement, the Exchange Agreement and the agreements contemplated thereby. Except as specifically contemplated by this Limited Guarantee or the Equity Undertaking Letter, each of the Company and the Tennenbaum Funds acknowledge and agree that no funds are expected to be contributed to Parent unless the Closing occurs, and that, except for rights against Parent to the extent expressly provided in the fourth paragraph of the Equity Undertaking Letter and Section 11.10 of the Merger Agreement and subject to all of the terms, conditions and limitations herein and therein, neither the Company nor the Tennenbaum Funds shall not have any right to cause any assets to be contributed to Parent by the Guarantor, any Guarantor Affiliate (as defined below) or any other Person.

(a) The Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Limited Guarantee other than pursuant to the Equity Undertaking Letter or as expressly set forth herein. Each of the Company and the Tennenbaum Funds further agree that they have no remedy, recourse or right of recovery against, or contribution from, and no personal liability shall attach to any Non-Recourse Parent Party (as defined in the Equity Undertaking Letter), all such Non-Recourse Parent Parties being referred to herein collectively as “Guarantor Affiliates”), through Guarantor or Parent or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim by or on behalf of Guarantor or Parent against the Guarantor, any Guarantor Affiliates, Parent or otherwise in respect of any liabilities or obligations relating to, arising out of or in connection with, this Limited Guarantee, except, in each case, for (x) its rights against Guarantor under this Limited Guarantee, (y) its third party beneficiary rights under the Equity Undertaking Letter and (z) its rights against Parent under, and in accordance with, the terms and conditions of the Merger Agreement and the Exchange Agreement; provided that, in the event Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of such Guarantor’s remaining net assets plus uncalled capital is less than an amount equal to the Commitment (less amounts paid under this Limited Guarantee prior to such event), then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be, but only to the extent of the unpaid liability of Guarantor hereunder up to the amount of the Guaranteed Obligations for which Guarantor is liable, as determined in accordance with this Limited Guarantee. Except for any claims referred to in sub-clauses (i)-(v) of Section 4(b) below, recourse against the Guarantor and any Successor Entity under this Limited Guarantee shall be the sole and exclusive remedy of the Company and all of its Affiliates and Subsidiaries and the Tennenbaum Funds against the Guarantor and any Guarantor Affiliate in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Exchange Agreement or the transactions contemplated thereby, and such recourse shall be subject to the limitations described herein and therein.

(b) Each of the Company and the Tennenbaum Funds hereby covenant and agree that it shall not institute, and shall cause its Affiliates not to institute, any legal proceeding or bring any other claim arising under, or in connection with, the Merger Agreement, the Exchange Agreement, this Limited Guarantee, the Equity Undertaking Letter or, in each case, the transactions contemplated hereby or thereby, asserting any liability or obligation against the Guarantor or any Guarantor Affiliate other than (i) liability of the Guarantor and any Successor Entity under this Limited Guarantee for claims by the Company and/or the Tennenbaum Funds pursuant hereto (subject to the limitations described herein), (ii) liability or obligation of Parent or Sub under the Merger Agreement for claims or demands by the Company and/or the Tennenbaum Funds pursuant thereto (subject to the limitations described therein), (iii) liability or obligation of Parent or Sub under the Exchange Agreement for claims by the Company and/or the Tennenbaum Funds pursuant thereto (subject to the limitations described therein), (iv) liability or obligation of Novacap Technologies III, L.P. under the Confidentiality Agreement for claims or demands by the Company pursuant thereto (subject to the limitations described therein) and (v) liability or obligation of Parent under the Equity Undertaking Letter for claims or demands by the Company and/or the Tennenbaum Funds pursuant hereto.

(c) For all purposes of this Limited Guarantee, a Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such Person, adds such other Person to an existing legal proceeding, or otherwise asserts in writing a legal claim of any nature relating to the Merger Agreement, the Exchange Agreement, and the other agreements contemplated hereby against such Person other than such actions as are expressly contemplated and permitted in the Merger Agreement, the Exchange Agreement and the other agreements contemplated hereby.

5. Subrogation. Guarantor will not exercise against Parent any rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency laws) or otherwise, by reason of any payment by any of them pursuant to the provisions of Section 1 unless and until the Guaranteed Obligations have been indefeasibly paid in full.

6. Termination. This Limited Guarantee shall terminate upon, and the Guarantor shall not have any further liability or obligation under this Limited Guarantee from and after, the earliest of:

(a) the Merger Closing;

(b) the termination of the Merger Agreement by mutual written consent of Parent and the Company pursuant to Section 9.01(a) thereof;

(c) the termination of the Merger Agreement by the Company pursuant to Section 9.01(f) thereof;

(d) the date that is one hundred twenty (120) days following the valid termination of the Merger Agreement in accordance with its terms (other than termination for which either clause (b) or (c) applies), unless prior to the expiration of such one hundred twenty (120) day period the Company and/or the Tennenbaum Funds shall have delivered a written claim to the Guarantor or Parent alleging that Parent is liable for any payment obligations under the Merger Agreement or the Exchange Agreement or against the Guarantor that amounts are due and owing from the Guarantor pursuant to Section 1, in which case this Limited Guarantee shall survive, solely with respect to amounts so alleged to be owing, until the date on which such claim is finally settled or otherwise resolved either in a final judgment in accordance with Section 14 or by agreement of the Guarantor (or any Successor Entity) and the Company and/or the Tennenbaum Funds, as applicable, and the Guaranteed Obligations finally determined or agreed to be owed by the Guarantor (or Successor Entity) are satisfied in full; and

(e) the date on which the Company, the Tennenbaum Funds or any of their respective controlled Affiliates: (i) delivers a written notice to the Guarantor or Parent seeking to impose monetary liability upon the Guarantor (A) in excess of the Sponsor Maximum Monetary Liability under this Limited Guarantee or (B) in excess of the Commitment under the Equity Undertaking Letter; or (ii) makes any claim arising under, or in connection with, the Merger Agreement, the Exchange Agreement, this Limited Guarantee, the Equity Undertaking Letter or, in each case, the transactions contemplated thereby, other than any claims referred to in sub-clauses (i)-(v) of Section 4(b) above (in the event of any of the actions described in this clause (e), the obligations and liabilities of Guarantor under this Limited Guarantee shall terminate ab initio and be null and void).

7. Continuing Guarantee. Unless terminated pursuant to the provisions of Section 6, this Limited Guarantee is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Company, the Tennenbaum Funds and their respective permitted successors, transferees and assigns. All obligations to which this Limited Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

8. Entire Agreement. This Limited Guarantee, the Merger Agreement, the Exchange Agreement, and the Equity Undertaking Letter constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9. Amendment; Waivers, etc. No amendment, modification or discharge of this Limited Guarantee, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Limited Guarantee or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder, nor shall any single or partial exercise by the Company and/or the Tennenbaum Funds of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

10. No Third Party Beneficiaries. Except for the provisions of this Limited Guarantee which reference Guarantor Affiliates (each of which shall be for the benefit of and enforceable by each Guarantor Affiliate), the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any person other than the parties hereto and any Guarantor Affiliate any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

11. Counterparts. This Limited Guarantee may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Limited Guarantee or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

12. Notices. All notices, requests, claims, demands, waivers and other communications required or permitted to be given under this Limited Guarantee shall be in writing and shall be deemed given when received if delivered personally; when transmitted if transmitted by facsimile or by electronic mail (with written confirmation of transmission); the Business Day after it is sent, if sent for next day delivery to a domestic address by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company,

Dialogic Inc.

6700 Cote de Liesse, Suite 100

Montreal, Quebec H4T2B5

Fax No.: (514) 745-5588

Attention: Anthony Housefather

Email: anthony.housefather@dialogic.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Telephone: (212) 634-3060

Facsimile: (212) 653-8701

Attention: Shon Glusky, Esq.

Email: SGlusky@sheppardmullin.com

If to a Tennenbaum Fund,

2951 28th Street, Suite 1000

Santa Monica, California 90405

Attention: Asher Fnci

Facsimile: 310-899-4964

Telephone: 310-899-4922

E-mail: asher.finci@tennenbaumcapital.com

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com
if to Guarantor,

Novacap TMT IV, L.P.
375 Boul. Roland-Therrien
Suite 210
Longueuil, Quebec J4H 4A6
Telephone:	(450) 651-5000
Facsimile:	(450) 651-7585
Attention:	Bruno Duguay
Email:	bduguay@novacap.ca

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Fax No.:	(617) 523-1231
Attention:	Jocelyn M. Arel
Jared G. Jensen
Email:	jarel@goodwinprocter.com
jjensen@goodwinprocter.com

or, in each case, at such other address as may be specified in writing to the other party.

13. Governing Law. THIS LIMITED GUARANTEE AND ANY ACTION (WHETHER AT LAW, IN CONTRACT OR IN TORT) THAT MAY BE DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO ARISING OUT OF THIS LIMITED GUARANTEE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

14. Consent to Jurisdiction, etc. Subject to Section 15 below, in any action or legal proceeding arising out of or relating to this Limited Guarantee or any of the transactions contemplated by this Limited Guarantee: (i) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 14 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (ii) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12. The parties hereto agree that a final judgment in any such action or legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable legal requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

15. Waiver of Jury Trial. EACH PARTY TO THIS LIMITED GUARANTEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

16. Representations and Warranties. The Guarantor hereby represents and warrants to the Company and the Tennenbaum Funds that: (a) it is duly organized and validly existing under the laws of its jurisdiction of organization, (b) it has all limited partnership power and authority to execute, deliver and perform this Limited Guarantee, (c) the execution, delivery and performance of this Limited Guarantee by Guarantor has been duly and validly authorized and approved by all necessary partnership action, and no other legal proceedings or actions on the part of Guarantor are necessary therefor, (d) this Limited Guarantee has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against Guarantor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, (e) Guarantor has uncalled capital commitments equal to or in excess of an amount equal to the Commitment and its limited partners or other investors have the obligation to fund such capital, (f) the execution, delivery and performance by Guarantor of this Limited Guarantee does not and will not (i) violate the organizational documents of Guarantor, (ii) violate any applicable law or order, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which Guarantor is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by Guarantor of the transactions contemplated by this Limited Guarantee on a timely basis and (g) it has the financial capacity to pay and perform all of its obligations under this Limited Guarantee, and all funds necessary to fulfill the Guaranteed Obligations under this Limited Guarantee shall be available to Guarantor for as long as this Limited Guarantee shall remain in effect.

17. Covenants. So long as this Limited Guarantee is in effect, Guarantor hereby covenants and agrees that: (a) it shall not institute, and shall cause each of its controlled Affiliates not to institute, directly or indirectly, any legal proceeding or bring any other claim, asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms but subject to the terms of this Limited Guarantee; (b) it will comply in all material respects with all applicable laws and orders of governmental authorities to which it may be subject if failure to so comply would impair its ability to perform its obligations under this Limited Guarantee; (c) in the event that Guarantor is required to make payments pursuant to the terms of this Limited Guaranty or the Equity Undertaking Letter, it will call capital from its partners in such amounts and at such times as required by and in accordance with the terms of this Limited Guarantee or the Equity Undertaking Letter, as applicable and (d) it shall not consolidate with or merge with any other Person or transfer or convey all or a substantial portion of its properties or other assets to any other Person.

18. No Assignment. Neither the Guarantor, the Company nor the Tennenbaum Funds may assign their respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company (in the case of an assignment by the Guarantor, except with respect to an assignment to an Affiliate of Guarantor) or the Guarantor (in the case of an assignment by the Company); provided, however, that no such assignment by Guarantor to an Affiliate of Guarantor shall relieve Guarantor of any of its obligations hereunder. Any purported assignment in contravention of this Section 18 shall be null and void.

19. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Limited Guarantee is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever; provided, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to an amount equal to the Commitment provided in Section 1 hereof and to the provisions of Section 4 and Section 6. No party shall assert, and each party shall cause its respective Affiliates not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable.

20. Headings. The headings contained in this Limited Guarantee are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

21. Relationship of the Parties. Each party acknowledges and agrees that (a) this Limited Guarantee is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Limited Guarantee nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Guarantor under this Limited Guarantee are solely contractual in nature. In no event shall Parent or the Guarantor be considered an Affiliate, “security holder” or “representative” of the Company or the Tennenbaum Funds for any purpose of this Limited Guarantee.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guarantee as of the date first written above.

NOVACAP TMT IV, L.P.

By:	Novacap Management Inc.
Its:	General Partner

By:	/s/ Pascal Tremblay
Name:	Pascal Tremblay
Title:	President and Managing Partner

By:	/s/ Stephane Tremblay
Name:	Stephane Tremblay
Title:	Senior Partner

DIALOGIC INC.

By:	/s/ Kevin Cook
Name:	Kevin Cook
Title:	Chief Executive Officer

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ David Hollander
Name:	David Hollander
Title:	Managing Partner

SPECIAL VALUE EXPANSION FUND, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ David Hollander
Name:	David Hollander
Title:	Managing Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ David Hollander
Name:	David Hollander
Title:	Managing Partner